Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Harvest Natural Resources, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 6, 2017, relating to the consolidated financial statements of Harvest Natural Resources, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Houston, Texas

March 6, 2017